SALES INCENTIVE FEE AGREEMENT

[ • ], 2013

Wedbush Securities Inc.:

     This Sales Incentive Fee Agreement (the “Fee Agreement”), dated as of _______, 2013, is entered into by and between Wedbush Securities Inc. (“Wedbush”) and Flaherty & Crumrine Incorporated (the “Investment Manager”).

     Investment Manager, Wedbush, and Flaherty & Crumrine Dynamic Preferred and Income Fund Incorporated (the “Fund”), have entered into an Underwriting Agreement dated [•], 2013 (the “Underwriting Agreement”), with respect to the issue and sale of the Fund’s shares of common stock, par value $0.01 (the “Common Shares”), as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

     1. Fee.

     In consideration of the services of Wedbush related to the sale and distribution of the Fund’s Common Shares, the Investment Manager shall pay a fee to Wedbush in accordance with Schedule I hereto (the “Fee”). The Fee shall be paid on or before the Closing Date (as defined in the Underwriting Agreement). The Fee shall be paid by wire transfer to the order of Wedbush, or as Wedbush otherwise directs. In the event the Offering does not proceed, Wedbush will not receive any fees under this Fee Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Wedbush pursuant to the terms of the Underwriting Agreement and in accordance with FINRA rules.

     2. Term. This Fee Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof. Indemnification. The Investment Manager agrees to indemnify and hold harmless Wedbush in connection with any claim arising out of or related to this Fee Agreement. The terms of that indemnification and other agreements are set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Fee Agreement.

     3. Not an Adviser; No Fiduciary Duty. The Investment Manager acknowledges that Wedbush is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Fee Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Wedbush, and Wedbush is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Investment Manager hereby acknowledges that Wedbush’s engagement under this Fee Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the Investment Manager agrees that it is solely responsible for making its own judgment in connection with the matters covered by this Fee Agreement (irrespective of whether Wedbush as advised or is currently advising the Investment Manager on related or other matters).

     4. Information. The Investment Adviser has furnished Wedbush with such information as Wedbush believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). The Investment Adviser recognizes and confirms that Wedbush (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. The Information furnished by the Investment Adviser, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Investment Adviser will promptly notify Wedbush if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Wedbush pursuant to this Section 5.

     5. Not Exclusive. Nothing herein shall be construed as prohibiting Wedbush or its respective affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers).

     6. Assignment. This Fee Agreement may not be assigned by either party without prior written consent of the other party.

     7. Amendment; Waiver. No provision of this Fee Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

     8. Governing Law. This Fee Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principals of conflict of laws application in such jurisdiction.

     9. Arbitration. Any controversy, claim, or dispute arising out of or otherwise relating to this Fee Agreement, or any breach thereof, including without limitation any dispute concerning the scope of this arbitration clause, shall be settled exclusively by arbitration before the Financial Industry Regulatory Authority (FINRA) . The location for an arbitration hearing shall be Los Angeles, California, or as FINRA may provide. The decision of the arbitrators shall be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the California courts for this purpose. Each party shall pay its own costs and attorney’s fees in connection with such arbitration.

     10. Counterparts. This Fee Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

     11. Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Investment Adviser:

       Flaherty & Crumrine Incorporated
       Attn: [•]

       or if to Wedbush:

       Wedbush Securities Inc.
       Attn: [•]

or such other name or address as may be given in writing to the other party. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile electronic transmission, whichever is earlier.

     This Fee Agreement shall be effective as of the date first written above.

FLAHERTY & CRUMRINE INCORPORATED

By:
Name:
Title:

Agreed and Accepted:

WEDBUSH SECURITIES INC.

By:
Name:
Title:

SCHEDULE I

Name	Fee
WEDBUSH SECURITIES INC.	[ ]

Indemnification Agreement

[ • ], 2013

Ladies and Gentlemen:

     In connection with the engagement of undersigned Wedbush Securities Inc. ( “Wedbush”) to assist the undersigned, Flaherty & Crumrine Incorporated, together with its affiliates and subsidiaries (the “Company”) with respect to the matters set forth in the Sales Incentive Fee Agreement dated [ • ], 2013 between the Company and Wedbush (the “Fee Agreement”), in the event that Wedbush, any of its respective affiliates, each other person, if any, controlling Wedbush or any of its respective affiliates, its respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (Wedbush and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, litigation, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Fee Agreement, the Company agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Fee Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct (including bad faith) of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Fee Agreement, the Company will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith. As promptly as is reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. Counsel to the Indemnified Parties shall be selected by such Indemnified Party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Party. No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any Proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

     If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Fee Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Wedbush has been retained to perform services bears to the fees paid to Wedbush under the Fee Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Wedbush pursuant to the Fee Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Wedbush (or its employees or other agents), on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Company if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld). The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

     The Company agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Fee Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct (including bad faith) of Wedbush in performing the services that are the subject of the Agreement.

     THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THIS INDEMNIFICATION AGREEMENT IS SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN THE FEE AGREEMENT. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF THE BANK AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE BANK AND THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE BANK AND THE COMPANY, AS THE CASE MAY BE, ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

     The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Banks’ engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

FLAHERTY & CRUMRINE INCORPORATED

By:
Name:
Title:

Agreed and Accepted:

WEDBUSH SECURITIES INC.

By:
Name:
Title: